                                                                    EXHIBIT 23.9

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of School Specialty, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.001, of the Company.

                                                         /s/ ROCHELLE LAMM WALLACH
                                               --------------------------------------------
                                                           Rochelle Lamm Wallach
Dated: March 4, 1998